UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 18, 2008

Hines Real Estate Investment Trust, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2008, Hines REIT Properties, L.P. (the "Operating Partnership"), a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company"), entered into a contract with Transco Tower Limited (the "Seller") to acquire:

•	Williams Tower, a 65-story office building with an adjacent parking garage located in the Galleria/West Loop submarket of Houston, Texas;

•	a 47.8% undivided interest in a 2.8-acre park and waterwall adjacent to Williams Tower; and

•	a 2.3-acre land parcel located across the street from Williams Tower on Post Oak Blvd.

The balance of the undivided interest in the park and waterwall is owned by an affiliate of Hines Interests Limited Partnership (“Hines”).  The Seller is not affiliated with Hines REIT or its affiliates.

Williams Tower was constructed in 1982 and consists of approximately 1.5 million square feet of rentable area that is approximately 91% leased. Transcontinental Gas Pipe Line Corp, a natural gas pipe line operator, leases 250,001 square feet or approximately 16% of the building’s rentable area, under a lease that expires in March 2014 and contains options to renew for three additional five-year periods. Black Box Network Services (formerly known as NextiraOne, LLC), a telecommunications infrastructure provider, leases 186,777 square feet or approximately 12% of the building’s rentable area, under a lease that expires in March 2009. The remaining lease space is leased to 48 tenants, none of which leases more than 10% of the building’s rentable area.

Williams Tower is currently managed by Hines. In addition, the Company is headquartered in Williams Tower and Hines and its affiliates lease space in Williams Tower.  In the aggregate, Hines and its affiliates lease 9% of the building’s rentable area.

The contract purchase price for Williams Tower is expected to be approximately $271.5 million, exclusive of transaction costs, financing fees and working capital reserves. The Company expects to close this acquisition on May 1, 2008, subject to a number of customary closing conditions, including the delivery by the Seller of estoppel certificates from certain tenants and the delivery by both the Company and the Seller of certain closing documents. There can be no assurances that this acquisition will be consummated. If the acquisition is not consummated because the Company defaults under the contract, the Company will forfeit its $30.0 million earnest money deposit.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the property described herein are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the Company’s ability to obtain adequate financing to complete the acquisition, the Company’s and/or the Seller’s ability to meet the closing conditions contained in the contract, changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” sections of the Registration Statement on Form S-11, its Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

March 24, 2008	By:	/s/ Frank R. Apollo
Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary